EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Resort Savers, Inc., a Nevada corporation (the “Company’), on Form 10-Q for the quarter ended October 31, 2013, as filed with the Securities and Exchange Commission (the “Report”), I, Michelle LaCour, President, CEO and CFO of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1)           the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Resort Savers, Inc.

Dated: December 23, 2013	/s/ Michelle LaCour
Michelle LaCour
President, Chief Executive Officer, Chief Financial Officer, and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Resort Savers, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Resort Savers, Inc. and will be retained by Resort Savers, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.